UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 4, 2009

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On November 4, 2009 (as corrected on November 5, 2009), Liberty Media Corporation (Liberty Media) issued a press release announcing that shares of Series A Liberty Starz common stock and Series B Liberty Starz common stock will become eligible for trading, on a when-issued basis, on the Nasdaq Global Select Market under the symbols “LSTAV” and “LSTBV,” respectively, on November 5, 2009.  If the previously announced redemption of 90% of the shares of Liberty Entertainment common stock for all of the shares of common stock of Liberty Entertainment, Inc. (LEI), a newly-formed, wholly-owned subsidiary of Liberty Media, and the subsequent redesignation of Liberty Entertainment common stock as Liberty Starz common stock are completed on November 19, 2009 (as currently contemplated), the Series A Liberty Starz common stock and Series B Liberty Starz common stock are expected to begin regular way trading on the Nasdaq Global Select Market under the symbols “LSTZA” and “LSTZB”, respectively, on or about November 20, 2009.  The completion of the redemption is subject to the satisfaction or waiver of a number of conditions, including the satisfaction or waiver of the conditions to the business combination transaction with The DIRECTV Group, Inc.  Please see Liberty Media’s definitive proxy statement, dated October 20, 2009, for more information about these transactions.

Liberty Media also announced that the following CUSIP numbers will apply to the Liberty Starz common stock (in any when-issued or regular way trading market): Series A - CUSIP 53071M708 and Series B - CUSIP 53071M807. The CUSIP numbers for the Liberty Entertainment common stock will cease to be valid following the closing of the DIRECTV business combination.

The press release is filed herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release (corrected) dated November 5, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2009

LIBERTY MEDIA CORPORATION

By:	/s/ Mark E. Burton
Name: Mark E. Burton
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release (corrected) dated November 5, 2009